UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 2010

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 24, 2009, Ikanos Communications, Inc. (“Ikanos” or the “Company”) acquired the Broadband Access product line (“BBA”) of Conexant Systems, Inc. (“Conexant”), pursuant to the terms of an Asset Purchase Agreement dated April 21, 2009 (the “Agreement”). The acquisition of the BBA product line included certain product-related intellectual property, patents, fixed assets and inventory of the product line for a total purchase price of $53.1 million in cash and the assumption of approximately $6.4 million in employee and lease related liabilities. This Current Report on Form 8-K is being filed to file the financials statements of BBA for the interim nine months ended July 3, 2009 and June 27, 2008, as well as for the three fiscal years ended October 3, 2008.

Separate complete historical financial information was not maintained for BBA by Conexant. As such, the accompanying financial statements of BBA have been derived from the consolidated financial statements and accounting records of Conexant, principally from statements and records representing the BBA. Allocations were required to reflect the operating activity of BBA. Additionally, since only certain assets are to be acquired and liabilities to be assumed, a balance sheet and statement of stockholders’ equity is not applicable. Accordingly, the BBA statements of acquired assets and assumed liabilities were prepared to present, pursuant to the Agreement, the acquired assets and the assumed liabilities and does not reflect other BBA assets and liabilities not included in the Agreement, which includes, but is not limited to, customer receivables, vendor payables and non-employee related accruals. BBA’s statements of operations include all net revenues, cost of goods sold and direct expenses of BBA and include expense allocations for corporate functions, interest expense and foreign currency gains and losses.

The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include, in the opinion of Conexant’s management, all adjustments, which include only normal recurring adjustments that Conexant’s management considers necessary for the fair presentation of the financial information set forth in those statements. Historical results are not necessarily indicative of future results.

Also filed as an exhibit to this Current Report on Form 8-K is the pro forma condensed combined financial information of BBA and Ikanos for the nine months ended September 27, 2009 and the twelve months ended December 28, 2008 as if the acquisition had occurred on December 31, 2007.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial statements of BBA as of and for the nine months ended July 3, 2009 and as of October 3, 2008 and September 27, 2007 and for the years ended October 3, 2008, September 28, 2007 and September 29, 2006.

(b) Pro Forma Financial Information

The pro forma financial information of the Company for the nine months ended September 27, 2009 and for the year ended December 28, 2008, is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Audited statements of assets acquired and liabilities assumed of the Broadband Access product line of Conexant Systems, Inc. as of October 3, 2008 and September 28, 2007, the related statements of operations for each of the three fiscal years in the period ended October 3, 2008, and the unaudited statement of assets acquired and liabilities assumed as of July 3, 2009 and the related unaudited statements of operations for the interim nine months ended July 3, 2009 and June 27, 2008.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/S/ NOAH D. MESEL
Noah D. Mesel Vice President and General Counsel

Date: January 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited statements of assets acquired and liabilities assumed of the Broadband Access product line of Conexant Systems, Inc. as of October 3, 2008 and September 28, 2007, the related statements of operations for each of the three fiscal years in the period ended October 3, 2008, and the unaudited statement of assets acquired and liabilities assumed as of July 3, 2009 and the related unaudited statements of operations for the interim nine months ended July 3, 2009 and June 27, 2008.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

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